UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 8, 2018

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, Altice N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Altice N.V.”) ultimately controlled by Patrick Drahi through Next Alt S.à r.l. (“Next Alt”), completed the previously announced separation of Altice USA, Inc., a Delaware corporation (“Altice USA”) and Altice N.V. (the “Separation”) by means of a pro-rata distribution in kind of substantially all of the shares of common stock of Altice USA owned directly or indirectly by Altice N.V. to the Altice N.V. shareholders (the “Distribution”).

As described in the Definitive Information Statement on Schedule 14C of Altice USA, filed with the U.S. Securities and Exchange Commission on May 17, 2018 (the “Information Statement”), on April 19, 2018, the board of directors of Altice USA (the “Board”) unanimously adopted a resolution (i) declaring the advisability of approving and adopting the amendment and restatement of Altice USA’s Amended and Restated Certificate of Incorporation (“Existing Certificate of Incorporation”) in the form attached as Appendix A to the Information Statement (the “Third A&R Certificate of Incorporation”), with such Third A&R Certificate of Incorporation to be effective as of the consummation of the Distribution, and recommending that the stockholders of Altice USA approve and adopt the Third A&R Certificate of Incorporation, and (ii) approving and adopting the amendment and restatement of Altice USA’s Amended and Restated Bylaws (the “Second A&R Bylaws”), with such Second A&R Bylaws to be effective as of the consummation of the Distribution.  The Third A&R Certificate of Incorporation was approved and adopted by written consent of stockholders of Altice USA holding shares representing 67.2% of the total outstanding capital stock and 98.1% of the total voting power of the outstanding capital stock, in each case, of Altice USA on April 19, 2018.

Third A&R Certificate of Incorporation

The Third A&R Certificate of Incorporation amends certain sections of the Existing Certificate of Incorporation of Altice USA to reflect that Next Alt replaced Altice N.V. as the largest stockholder of Altice USA following the Separation, to clarify the voluntary conversion process for Class B common stock and to address certain changes made pursuant to that certain Stockholders’ Agreement, dated June 7, 2018, by and among Altice USA, A4 S.A. (“A4”) and Next Alt, that became effective simultaneously with the consummation of the Distribution (the “Post-Separation Stockholders’ Agreement”).

Replace certain References to Altice N.V.

Altice USA’s Existing Certificate of Incorporation included various references to Altice N.V. and its affiliates, including with respect to (i) the corporate opportunities contemplated by Article V therein, (ii) the equal status rights contemplated by Article IV, Section (8) therein, (iii) the approval and consent rights contemplated by subsections (a) through (c) of Article VIII, Section (4) therein, and (iv) various defined terms therein.

The Third A&R Certificate of Incorporation replaces all references to Altice N.V. and its affiliates with references to Next Alt and its affiliates, as applicable, except with respect to the corporate opportunities contemplated by Article V therein, which references both Altice N.V. and Next Alt and their affiliates, as applicable.

Clarify Voluntary Conversion of Class B Common Stock

Altice USA’s Existing Certificate of Incorporation contemplated that, except as otherwise expressly provided in the Existing Certificate of Incorporation or required by applicable law, each share of Class B common stock shall be convertible into one fully paid and nonassessable share of Class A common stock at the option of the holder thereof at any time upon written notice to Altice USA.

The Third A&R Certificate of Incorporation clarifies that Altice USA will, no later than ten (10) calendar days after receipt by Altice USA of written notice from a holder of Class B common stock, issue and take action to deliver a certificate or certificates representing the number of shares of Class A common stock to which a converting holder is entitled (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.  The Third A&R Certificate of Incorporation provides that the date of conversion will be the date of such issuance, in the case of certificated shares, or registration, in the case of uncertificated shares.  The Third A&R Certificate of Incorporation further provides that Altice USA will not be liable for any losses incurred by any person resulting from any delay in effecting any such conversion.

Update Quorum Requirement for Meetings of the Board

Altice USA’s Existing Certificate of Incorporation required a majority of the number of directors then in office but not less than one third of the then authorized number of directors comprising the entire Board to constitute a quorum for meetings of the Board, and such quorum was required to include the director nominated to the Board by A4 pursuant to that certain Stockholders’

Agreement, dated as of June 27, 2017, by and among the Company, A4 and Altice N.V. (the “Existing Stockholders’ Agreement”), and the President of the Altice N.V. board of directors.

The Third A&R Certificate of Incorporation changes the quorum requirement for meetings of the Board such that a majority of the number of directors then in office will constitute a quorum and, in the event Next Alt is entitled to nominate three or more directors to the Board pursuant to the Post-Separation Stockholders’ Agreement, such quorum must include (i) the Chairman of the board of managers of Next Alt and two other directors nominated to the Board by Next Alt pursuant to the Post-Separation Stockholders’ Agreement, or (ii) in the event the Chairman of the board of managers of Next Alt is not a member of the Board, three directors nominated to the Board by Next Alt pursuant to the Post-Separation Stockholders’ Agreement; provided, however, that, in the case of clause (i) of this paragraph, if consented to in writing (including by email) by Next Alt prior to the applicable meeting of the Board, three directors nominated to the Board by Next Alt pursuant to the Post-Separation Stockholders’ Agreement shall be required to constitute a quorum, none of which need be the Chairman of the board of managers of Next Alt.  In the event that Next Alt is entitled to nominate one or two directors to the Board pursuant to the Post-Separation Stockholders’ Agreement and such directors are elected to the Board by the stockholders of Altice USA, a quorum must include each of the directors nominated to the Board by Next Alt pursuant to the Post-Separation Stockholders’ Agreement.

Remove Unnecessary References to the IPO

The Existing Certificate of Incorporation included various references to Altice USA’s initial public offering that are no longer relevant to the business and affairs of Altice USA. The Third A&R Certificate of Incorporation removes these references.

Second A&R Bylaws

The Second A&R Bylaws amends certain sections of the existing Amended and Restated Bylaws of Altice USA (“Existing Bylaws”) to reflect that Next Alt will replace Altice N.V. as the largest stockholder of Altice USA following the Separation, and to address certain changes made pursuant to the Post-Separation Stockholders’ Agreement.

Replace certain References to Altice N.V.

Altice USA’s Existing Bylaws included various references to Altice N.V. and its affiliates, including with respect to (i) the definition of Stockholders’ Agreement contemplated by Section 2.02 therein, (ii) notice of annual and special meetings of stockholders contemplated by subsection (7) of Section 2.03(C) therein, and (iii) notice of meetings, and quorum and manner of acting of the Board contemplated by subsections (C) and (E) of Section 3.06 therein.  The Second A&R Bylaws replaces all references to Altice N.V. and its affiliates with references to Next Alt and its affiliates, as applicable.

Update Quorum Requirement for Meetings of the Board

Altice USA’s Existing Bylaws required a majority of the number of directors then in office but not less than one third of the then authorized number of directors comprising the entire Board to constitute a quorum for meetings of the Board, and such quorum was required to include the director nominated to the Board by A4 pursuant to the Existing Stockholders’ Agreement, and the President of the Altice N.V. board of directors.

The Second A&R Bylaws changes the quorum requirement for meetings of the Board to include the same provision included in the Third A&R Certificate of Incorporation described above.

On June 7, 2018, Altice USA filed the Third A&R Certificate of Incorporation with the Secretary of State of the State of Delaware, and the Third A&R Certificate of Incorporation became effective at 12:01 a.m. EST on June 8, 2018.  The Second A&R Bylaws are effective as of June 8, 2018.

The foregoing information is a summary of the Third A&R Certificate of Incorporation and the Second A&R Bylaws, and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third A&R Certificate of Incorporation and the Second A&R Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01              Other Events.

On June 8, 2018, Altice USA issued a press release announcing the implementation of the previously announced separation of Altice USA and Altice N.V.  In addition, Altice USA announced the appointment of Mr. Patrick Drahi, Mr. Charles Stewart and Mr. Gerrit Jan Bakker to the Altice USA board of directors. Mr. Patrick Drahi will serve as the Chairman of the Board, Mr. Charles Stewart will continue in his role as Co-President and Chief Financial Officer of Altice USA and Mr. Gerrit Jan Bakker will continue in his role as Treasurer of Altice N.V.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
3.1	Third Amended and Restated Certificate of Incorporation of Altice USA.
3.2	Second Amended and Restated Bylaws of Altice USA.
99.1	Press Release dated June 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: June 8, 2018	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel